SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2004

FNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	33-66014	23-2466821
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Ident. No.)

101 Lincoln Way West, McConnellsburg, PA		17233
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (717) 485-3123

N/A

(Former name or former address, if changes since last report)

Item 5.    Other Events and Required FD Disclosure.

The press release of FNB Financial Corporation dated March 31, 2004 attached hereto as Exhibit 99, which press release relates to an agreement on the part of the registrant to acquire approximately $14.5 million in deposit liabilities from Farmers & Merchants Bank and Trust, is incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

99	Press Release, dated March 31, 2004, of FNB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL CORPORATION

	By:	/s/John C. Duffey
John C. Duffey,
President and Chief Executive Officer

Dated: March 31, 2004